Exhibit 99.1

REAL INDUSTRY Announces appointment of kyle ross as CHIEF EXECUTIVE OFFICER

Company Also Announces Nomination of New Board Director and Details of Annual Meeting of Stockholders

SHERMAN OAKS, Calif., April 6, 2017 -- Real Industry, Inc. (NASDAQ: RELY) (“Real Industry” or the “Company”) today announced the appointment of Mr. Kyle Ross as Chief Executive Officer and as a member of its Board of Directors, effective immediately. Mr. Ross has served as the Company’s President, Interim Chief Executive Officer and Chief Investment Officer since August 19, 2016. Prior to Mr. Ross’s appointment to Interim CEO, he had served in various leadership positions at the Company, including Chief Financial Officer since March 2011 and Executive Vice President since June 2010.

Mr. William Hall, Chairman of the Board, stated, “Over the past several months, Kyle’s strong leadership and experience have been key to Real Industry’s ability to navigate a challenging market environment. Our decision to appoint Kyle as our CEO is based on his understanding of our business, assets and opportunities, as well as his focus on our stockholders. He has already streamlined the Company’s corporate structure, shut down our Cosmedicine subsidiary, supported Real Alloy’s efforts on a synergistic acquisition, and revitalized our management team. We believe Kyle will effectively lead our Company forward as we work to execute on our corporate strategy to increase profitability and grow stockholder value. Kyle has the Board’s full support, and we are pleased to continue working closely with him and our management team to improve our Company and to utilize the value of our NOL tax assets.”

Mr. Ross stated, “I am grateful for the opportunity to lead Real Industry going forward. Over these past few months, together with the Board and our strengthened leadership team, we have continued to position Real Alloy for improved long-term financial results and to execute our strategy to diversify our Company’s business through more targeted M&A efforts. In today’s competitive M&A environment, I believe our unique platform, coupled with our tax assets and experienced team, differentiate Real Industry as a good long-term partner for business owners.”

Board Changes

Real Industry also announced today that Mr. Philip Tinkler has decided not to seek re-election as a member of the Board due to increased professional commitments. Mr. Tinkler has served on the Board since August 2012, and currently serves as Chairman of the Nominating & Governance Committee and on the Audit Committee. To succeed Mr. Tinkler, the Board has nominated Mr. Joseph McIntosh for election by the stockholders at its 2017 Annual Meeting of Stockholders (“Annual Meeting”).

Mr. Hall noted, “On behalf of the entire Board, I thank Philip for his contributions to the Company over the past five years. He has served us well, particularly as an expert on capital raising and transaction-structuring strategies for companies with tax assets such as ours. Philip has offered to continue to provide counsel on these critical matters, and we appreciate his willingness to remain involved with the Company.”

Mr. Hall further stated, “As Real Industry continues to focus its efforts on our operations and strategic objectives, we are paying particular attention to the size and composition of the Board, along with the mix of experience and skillsets of Board members. At this time, we feel it is important to nominate an individual with a strong background in identifying and executing financing and M&A opportunities. Joe has over 20 years of expertise in these areas, and we believe Joe will provide valuable insights as we move forward with our growth strategy.”

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April 6, 2017

Mr. McIntosh has served as a Managing Director with Equity Group Investments (“EGI”) since January 2017, where he focuses on sourcing, evaluating and executing on new investments, as well as monitoring and advising on existing investments. Prior to joining EGI, Mr. McIntosh served as Vice Chairman of Consumer and Retail Investment Banking at Deutsche Bank Securities since September 2014. Prior to that, Mr. McIntosh was a Managing Director in the Corporate and Investment Banking division of Bank of America from 2009 to September 2014, which he joined in 2009 following Bank of America’s acquisition of Merrill Lynch, where he worked since 1997. Mr. McIntosh received his Juris Doctorate from Northwestern University School of Law and a Bachelor of Business Administration in Accounting from the University of Iowa.

Details Surrounding Real Industry’s Annual Meeting of Stockholders

Real Industry’s Board of Directors has scheduled the Company’s Annual Meeting for 10:00 a.m. ET on Thursday, May 18, 2017. The Annual Meeting will be held adjacent to the offices of Real Alloy, at the DoubleTree Cleveland East hotel located at 3663 Park E Drive, Beachwood, Ohio 44122. The record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting will be the close of business on April 12, 2017.

About Real Industry, Inc.

Real Industry is a North America-based holding company seeking to take significant ownership stakes in well-managed and consistently profitable businesses concentrated primarily in the United States industrial and commercial marketplace. Real Industry has U.S. federal net operating loss tax carryforwards of $916 million. For more information about Real Industry, visit its corporate website at www.realindustryinc.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which are based on our current expectations, estimates, and projections about the Company’s and its subsidiaries’ businesses and prospects, as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements include, but are not limited to, statements regarding Mr. Ross’ role as CEO, the Company’s growth through acquisitions, capital-raising efforts, utilization of the Company’s NOL tax assets, continued execution of its business plan and maximizing the value of the Company’s unique tax assets; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 13, 2017, and subsequent Forms 10-Q, including the “Risk Factors” therein, as well as the Company’s other SEC filings, which are available on our website at www.realindustryinc.com and on the SEC website at https://www.sec.gov.

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Participants in Solicitation; Additional Information and Where to Find It

Real Industry, Inc., its directors and certain of its executive officers and employees are considered to be participants in the solicitation of proxies from stockholders in connection with the matters to be presented at the Company’s 2017 Annual Meeting of Stockholders. The Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from its stockholders and will furnish a definitive proxy statement and proxy card when they become available to its stockholders of record entitled to vote at the Annual Meeting. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING.

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Company’s website at www.realindustryinc.com, by writing to Real Industry, Inc. Attn: Investor Relations, 17 State Street, Suite 3811, New York, NY, 10004.

Contact

Real Industry, Inc.

Jeff Crusinberry, Senior Vice President and Treasurer

(805) 435-1255

investor.relations@realindustryinc.com

The Equity Group, Inc.

Adam Prior, Senior Vice President

(212) 836-9606

aprior@equityny.com

Carolyne Y. Sohn, Senior Associate

(415) 568-2255

csohn@equityny.com